                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            DURAKON INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            DURAKON INDUSTRIES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, MI 48446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 1995

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Durakon Industries, Inc. (the "Company") will be held at the Company's corporate headquarters located at 2101 N. Lapeer Road, Lapeer, Michigan 48446, on Tuesday, May 16, 1995, at 2:00 p.m. local time, for the purposes of:

     1. Electing six directors to serve until the 1996 Annual Meeting of Shareholders; and

     2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

     You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to sign and return immediately the enclosed proxy which is solicited by the Board of Directors. A postage-paid envelope is enclosed for your use in returning the proxy. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                              By Order of the Board of
                                              Directors,

                                              THOMAS A. GALAS
                                              Secretary

Lapeer, Michigan
April 14, 1995

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, MI 48446

                                PROXY STATEMENT

                     ANNUAL MEETING TO BE HELD MAY 16, 1995

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Durakon Industries, Inc., a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 16, 1995, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The expenses of soliciting proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders on or about April 14, 1995.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's corporate headquarters.

     The Annual Report to Shareholders for the year ended December 31, 1994 is enclosed herewith.

     Only shareholders of record at the close of business on March 21, 1995 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 6,520,292 issued and outstanding shares of the Company's common stock, without par value (the "Common Stock"), is entitled to one vote per share. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Proxies solicited by the Board of Directors will be voted in favor of the six nominees, unless a shareholder indicates otherwise on the proxy. The six nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast.

     The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to the six individuals who are nominees for election at the Annual Meeting. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation

Table below and all directors and executive officers of the Company as a group. Each of the nominees listed below was elected to his current term as a director at the last Annual Meeting of Shareholders.

                                                                                   SHARES BENEFICIALLY
                                                                                       OWNED AS OF
                                     POSITIONS AND OFFICES            FIRST          MARCH 21, 1995
                                      WITH THE COMPANY AND           ELECTED     -----------------------
                                        OTHER PRINCIPAL                AS A       NUMBER        PERCENT
        NAME AND AGE                      OCCUPATIONS                DIRECTOR    OF SHARES      OF CLASS
- ----------------------------  ------------------------------------   --------    ---------      --------
                                             -- NOMINEES FOR ELECTION AS DIRECTORS --

Phillip Wm. Fisher, 44......  Chairman of the Board of the Company     1991         10,528(1)     0.2%
                              and private investor (Detroit, MI)
Richard J. Jacob, 75........  President, Richard J. Jacob &            1993          1,000        0.0%
                              Associates, consulting firm
                              (Dayton, OH)
Wesley W. Lang, Jr., 37.....  Principal, Weiss, Peck & Greer, LLC,     1991         15,651(2)     0.2%
                              an investment management firm
                              (New York, NY)
Robert M. Teeter, 56........  President, Coldwater Corporation         1991        104,000(3)     1.6%
                              (Ann Arbor, MI)
William Webster, 69.........  President and Chief Executive            1991         90,000(4)     1.4%
                              Officer
                              of the Company
David W. Wright, 54.........  President, Wright Ventures, Inc.,        1980          3,500        0.1%
                              a private investment firm
                              (Grand Blanc, MI)

                                                  -- OTHER EXECUTIVE OFFICERS --

Wayne W. Blizman.............................................................       12,666(5)     0.2%
Thomas A. Galas..............................................................       20,000(6)     0.3%
Douglas Henry................................................................        3,334(7)     0.1%
James P. Kelly...............................................................       17,000(8)     0.3%
Philip B. Storm..............................................................       10,000(9)     0.2%
All directors and executive officers as a group (eleven persons).............      287,679(10)    4.3%

- ---------------
 (1) Includes 10,528 shares owned by a partnership in which Mr. Fisher is a partner. Does not include 1,488,000 shares owned by Martinique Hotel, Inc., a Delaware corporation, of which Mr. Fisher is a Vice President, director and minority shareholder and of which several members of Mr. Fisher's family are directors, officers, and shareholders. Mr. Fisher disclaims beneficial ownership of such shares.

 (2) Does not include 531,000 shares owned by WPG Corporate Development Associates III, L.P., a Delaware limited partnership ("CDA III"), or 133,282 shares owned by WPG Corporate Development Associates III (Overseas), a Cayman Islands corporation ("CDA III Overseas") as to which Mr. Lang disclaims beneficial ownership. Mr. Lang is a principal of Weiss, Peck and Greer, LLC, and a general partner of WPG CDA III, L.P., a Delaware limited partnership ("WPG CDA III"), and WPG CDA III (Overseas), L.P., a Delaware limited partnership ("WPG CDA III Overseas"). WPG CDA III is the sole general partner of CDA III and WPG CDA III Overseas serves as the sole independent investment advisor to CDA III Overseas.

 (3) Includes 100,000 shares which Mr. Teeter has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (4) Includes 90,000 shares which Mr. Webster has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (5) Includes 6,666 shares which Mr. Blizman has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (6) Includes 20,000 shares which Mr. Galas has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (7) Includes 3,334 shares which Mr. Henry has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (8) Includes 15,000 shares which Mr. Kelly has the right to acquire within the next 60 days pursuant to the exercise of stock options.

 (9) Includes 10,000 shares which Mr. Storm has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(10) Includes 245,000 shares which all directors and executive officers as a group have the right to acquire within the next 60 days pursuant to the exercise of stock options.

OTHER INFORMATION RELATING TO DIRECTORS

     Mr. Fisher was elected Chairman of the Board of the Company in March 1993 and was Secretary of the Company from April 1991 to March 1993. Mr. Fisher has been a private investor for longer than the past five years.

     Mr. Jacob retired as Chief Executive Officer of Dayco Corporation in 1987. He also serves as a Director of First Federal of Michigan Corporation.

     Mr. Lang is principal of Weiss, Peck and Greer, LLC, an investment management firm located in New York, New York, and has been associated with that firm since 1985. Mr. Lang is also a Director of Nu-West Industries, Inc., a publicly-owned company located in Englewood, Colorado, principally involved in the fertilizer industry.

     Mr. Teeter has been President of Coldwater Corporation, a corporate and public planning company, since February, 1988. From December 1966 to February 1988 he was President of Market Opinion Research, Inc. He also serves as a Director of Browning-Ferris Industries, Inc., Detroit & Canada Tunnel Corporation and United Parcel Service.

     Mr. Webster was elected President and Chief Executive Officer of the Company in April 1991. Prior to that time, he worked as an independent business consultant from 1986 to 1988 and from 1989 to 1991. Mr. Webster also served as the President and Chief Executive Officer of Anchor Swan Corporation, a manufacturer and marketer of hose and coupled hose assemblies based in Columbus, Ohio, from 1988 to 1989. From 1979 to 1985, Mr. Webster served as the President and Chief Executive Officer of Moog Automotive, Inc., a St. Louis, Missouri, manufacturer of steering, suspension, and temperature control products. For many years prior to 1979, Mr. Webster was Vice President and Group Executive of Federal Mogul Corporation, a Southfield, Michigan based manufacturer and marketer of automotive, aerospace and industrial components for O.E.M.'s and the aftermarket. Mr. Webster also serves as a Director of Zollner Industries, Inc., a manufacturer of automotive components based in Milwaukee, Wisconsin.

     Mr. Wright has served as President of Wright Ventures, Inc., a private investment firm, since February 1994, and has been President and a Director of Blain Buick/GMC, Inc., an automotive dealership, since February 1990. He served in several executive management positions with the Company from 1980 through August 1986 and from March 1989 to February 1990. From September 1986 to October 1988, he was President of The Colonels, Inc., an Owosso, Michigan manufacturer of plastic body parts for the automotive aftermarket. Mr. Wright also serves as a Director of Republic Bank -- Flint, Michigan.

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to standing executive, audit and compensation committees. Members of each standing committee are appointed by the Board of Directors at its first meeting following each annual meeting of shareholders.

     The Executive Committee consists of Messrs. Fisher, Lang and Webster. The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings.

     The Audit Committee consists of Messrs. Lang and Wright. The Audit Committee recommends to the Board the nomination of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors, and evaluates the independence of the independent auditors and their fees for audit and non-audit services.

     The Compensation Committee consists of Messrs. Fisher, Lang and Wright. The Compensation Committee recommends to the Board the nomination of officers and directors of the Company, reviews and recommends to the Board the salaries and bonuses of officers and remuneration of directors, and provides recommendations regarding other personnel matters. In addition, the Compensation Committee acts as the Company's Stock Option Committee and administers the 1988 Stock Option Plan. In its capacity as a nominating committee, the Compensation Committee will consider nominees for directors recommended by shareholders. Shareholders desiring to recommend nominees for directors for the 1996 Annual Meeting should submit such recommendations to the Chairman of the Board at the Company's corporate headquarters no later than December 16, 1995.

     During fiscal 1994, the Board met a total of five times and the Audit and Compensation Committees each met twice. The Executive Committee engaged in informal discussions in lieu of meetings in 1994. Each director attended at least 75% of the total number of meetings of the Board and of any committees on which he served during the period in which he served as a director or a member of any such committee.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of March 21, 1995, concerning those persons who are known by management of the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock (as provided to the Company by such persons).

                                                                                             PERCENT
                        NAME AND ADDRESS                           SHARES OF COMMON STOCK      OF
                      OF BENEFICIAL OWNER                            BENEFICIALLY OWNED       CLASS
- ----------------------------------------------------------------   ----------------------    -------
Martinique Hotel, Inc...........................................          1,488,000(1)        22.8%
  2700 Fisher Building
  Detroit, Michigan 48202
WPG Corporate Development Associates III, L.P...................            531,300(2)         8.1%
  One New York Plaza
  New York, New York 10004
NBD Bancorp Inc.................................................            523,550(3)         8.0%
  611 Woodward Avenue
  Detroit, MI 48226
FMR Corp........................................................            363,800(3)         5.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

- ---------------
(1) Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on April 23, 1991.

(2) Based on information contained in an amendment to Schedule 13D filed with the Securities and Exchange Commission on May 4, 1994. Does not include 133,282 shares of Common Stock beneficially owned by CDA III Overseas. As reported in the Schedule 13D, Philip Greer, Steven N. Hutchinson and Wesley
    W. Lang, Jr., a director of the Company, may be deemed to be the beneficial owners of the shares of Common Stock held by CDA III by reason of their status as managing general partners of WPG CDA III, which is the sole general partner of CDA III, and which may be deemed to beneficially own the shares owned by CDA III. As also reported in the Schedule 13D, Mr. Greer, Mr. Hutchinson and Mr. Lang may, by virtue of their status as managing general partners of WPG CDA III Overseas, which is the sole independent investment advisor of CDA III Overseas, be deemed to be the beneficial owners of 133,282 shares of Common Stock, constituting 2.0% of the outstanding Common Stock, owned by CDA 111 Overseas. Mr. Greer, Mr. Hutchinson and Mr. Lang disclaim beneficial ownership of such 133,282 shares in such Schedule 13D.

(3) Based on information contained in a Schedule 13G of such person as received by the Company.

EXECUTIVE OFFICERS

     The persons listed below are the executive officers of the Company.

         NAME AND AGE                           OFFICES AND LENGTH OF SERVICE
- ------------------------------  -------------------------------------------------------------
Phillip Wm. Fisher, 44........  Chairman of the Board since March 1993.
William Webster, 69...........  President and Chief Executive Officer since April 1991.
Thomas A. Galas, 48...........  Senior Vice President -- Finance and Administration and Chief
                                  Financial Officer since July 1991 and Secretary since March
                                  1993.
Douglas Henry, 46.............  Vice President -- Operations since October 1992.
Wayne W. Blizman, 55..........  Vice President -- Corporate Planning and Business Development
                                  since October 1992.
Philip B. Storm, 48...........  Senior Vice President -- Sales and Marketing since February
                                  1994.
James P. Kelly, 62............  President of Jerr-Dan Corporation, a wholly-owned subsidiary of the Company, since October 1991.

     All the executive officers of the Company serve at the pleasure of the Board of Directors.

     For additional information concerning Messrs. Fisher and Webster, see "Matters to Come Before the Meeting -- Election of Directors."

     Prior to joining the Company in July 1991, Mr. Galas was Vice President of Finance for Williams Holdings PLC North American Paint Group. From July 1985 to March 1989, Mr. Galas was the Controller of Southern Operations for The Nekoosa Papers subsidiary of the Great Northern Nekoosa Corporation.

     Mr. Henry joined the Company in August 1989 as Director of Operations, and continued in this position until he was elected Vice President -- Operations in October 1992. Prior to joining the Company, Mr. Henry was Vice President of GMD, Inc., a national education and consulting firm on business and computer strategies and systems.

     Prior to joining the Company in October 1992, Mr. Blizman was an independent consultant. From 1986 to 1989, Mr. Blizman was Planning Manager of the Components Group for Federal-Mogul Corporation.

     Prior to joining the Company in February 1994, Mr. Storm was Senior Vice President and General Manager of the Distribution Division of Freudenberg-NOK General Partnership, a supplier of sealing devices to the automotive industry headquartered in Plymouth, Michigan. From 1987 to 1991, Mr. Storm was President of the Transmission Products Group of the Equion Corporation. He has also served in senior management positions at Federal-Mogul Corporation and in sales and marketing positions at Ford Motor Company.

     Prior to joining the Company in October 1991, Mr. Kelly was Vice President of Reengineering and Marketing for Regal Plastics. From 1986 to 1989, Mr. Kelly was Vice President of Sheller-Globe Corp. -- Interior Trim Systems.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended December 31, 1994, 1993 and 1992 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                            ANNUAL COMPENSATION               COMPENSATION
                                     ----------------------------------          AWARDS
          NAME AND                                         OTHER ANNUAL       ------------      ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)   COMPENSATION         OPTIONS      COMPENSATION(2)
- ----------------------------- ----   --------   --------   ------------       ------------   ---------------
William Webster.............. 1994   $202,000   $100,000     $ 23,525(3)             --          $ 7,027
  President and Chief         1993    201,477     88,255       23,561(3)             --            2,249
  Executive Officer           1992    200,000    110,000      442,199(3)(4)          --            6,759
Thomas A. Galas.............. 1994    137,871     48,065        5,456(5)             --            5,853
  Senior Vice President --    1993    131,154     40,200        4,480(5)             --            2,055
  Finance and Administration, 1992    125,000     46,000        5,395(5)         20,000            5,048
  Chief Financial Officer and
  Secretary
Douglas Henry................ 1994    116,904     35,000       46,108(6)             --            5,098
  Vice President --           1993    111,923     33,000       39,774(7)(8)          --            1,617
  Operations                  1992    107,000     27,500        5,034(7)         10,000            4,049
Philip B. Storm(9)........... 1994    159,231     25,000       70,617(10)        20,000            2,146
  Vice President --           1993         --         --           --                --               --
  Sales and Marketing         1992         --         --           --                --               --
James P. Kelly............... 1994    149,519     84,225        2,925(5)             --            6,002
  President of Jerr-Dan       1993    124,616     67,100        3,510(5)             --            2,142
  Corporation, a wholly-      1992    100,000     60,000       15,650(5)(11)     15,000            2,000
  owned subsidiary of the
  Company

- ---------------
 (1) Except as noted, includes the bonus accrued in the year indicated, which was paid in the following year.

 (2) Consists only of the Company's 401(k) contributions.

 (3) Includes amounts relating to use of company-owned automobile and reimbursement of lodging, medical and other expenses.

 (4) Includes gain on exercise of stock options of $420,000.

 (5) Includes use of company-owned automobile.

 (6) Includes gain on exercise of stock options of $17,498, reimbursement of moving expenses of $26,904 and amounts relating to use of a company-owned automobile.

 (7) Includes reimbursement of lodging expenses and use of company-owned automobile.

 (8) Includes gain on exercise of stock options of $17,498 and reimbursement of moving expenses of $16,865.

 (9) Not employed with Company during 1993 or 1992.

(10) Including signing bonus of $20,000, reimbursement of moving expenses of $49,326 and amounts relating to use of a company-owned automobile.

(11) Includes reimbursement of taxes, moving and other expenses of $11,392.

OPTION GRANTS IN FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1994 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZED
                                                    INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                   ---------------------------------------------------      ANNUAL RATES OF
                                              PERCENTAGE OF                                      STOCK
                                                  TOTAL                                    PRICE APPRECIATION
                                                 OPTIONS                                   AT END OF TEN-YEAR
                                               GRANTED TO      PER SHARE                      OPTION TERM
                                   OPTIONS    EMPLOYEES IN     EXERCISE     EXPIRATION    --------------------
              NAME                 GRANTED     FISCAL YEAR       PRICE         DATE          5%         10%
- --------------------------------   -------    -------------    ---------    ----------    --------    --------
William Webster.................        --          --               --             --          --          --
Thomas A. Galas.................        --          --               --             --          --          --
Douglas Henry...................        --          --               --             --          --          --
Philip B. Storm.................    20,000(1)      100%         $ 16.25       02/07/04    $204,425    $518,050
James P. Kelly..................        --          --               --             --          --          --

- ---------------
(1) One-fourth of the option is exercisable immediately, and the balance becomes exercisable in equal parts on the first, second and third anniversaries of the grant date.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1994 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1994:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                  VALUE OF
                                                                               NUMBER OF         UNEXERCISED
                                                                              UNEXERCISED       IN-THE-MONEY
                                                                              OPTIONS AT         OPTIONS AT
                                                                            FISCAL YEAR END    FISCAL YEAR END
                                             SHARES ACQUIRED     VALUE       EXERCISABLE/       EXERCISABLE/
                   NAME                        ON EXERCISE      REALIZED     UNEXERCISABLE     UNEXERCISABLE(1)
- ------------------------------------------   ---------------    --------    ---------------    ---------------
William Webster...........................           --               --        60,000/           $840,000/
                                                                                 30,000            $420,000
Thomas A. Galas...........................           --               --        20,000/           $210,000/
                                                                                      0                   0
Douglas Henry.............................        3,333         $ 17,498         3,334/            $16,670/
                                                                                      0                   0
Philip B. Storm...........................           --               --         5,000/             $5,000/
                                                                                 15,000             $15,000
James P. Kelly............................           --               --        15,000/           $131,250/
                                                                                      0                   0

- ---------------
(1) Based on the December 30, 1994 closing price on the NASDAQ Stock Market of $17.25 per share.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of or consultant to the Company receives a director's fee in the amount of $3,500 per meeting attended. Officers of and consultants to the Company do not receive any additional compensation for services as a director. For information concerning Mr. Teeter's compensation, see "Certain Transactions with Management."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1994, Messrs. Fisher, Lang and Wright served as members of the Company's Compensation Committee. Mr. Fisher has been Chairman of the Board of the Company since March 1993 and was Secretary of the Company from April 1991 until March 1993. Mr. Wright served in several executive management positions with the Company from 1980 through August 1986 and from March 1989 to February 1990. Mr. Lang has never been an officer or employee of the Company or any of its subsidiaries.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses and granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     SALARIES. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by the Company's competitors.

     BONUSES. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its five highest paid executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. The bonuses for the Company's five highest paid executive officers are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     For the fiscal year ended December 31, 1994, the Company's five highest paid executives could have received a potential bonus of up to the following percentages of their salaries: Mr. Webster -- 55%; Mr. Galas -- 37%; Mr. Henry
- -- 37%; Mr. Storm -- 55%; and Mr. Kelly -- 67%. Such bonuses are based on the Company's 1994 operating income, and are adjusted for such unusual items of income or expense as the Compensation Committee determines, compared to budgeted operating income; strategic and operational accomplishments, not directly based on the Company's financial condition or results of operations; and the Company's Compensation Committee's discretionary evaluation of the individual executive's performance during the year.

     STOCK OPTIONS. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Compensation Committee's policy has been to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases.

     1994 COMPENSATION DECISIONS REGARDING WILLIAM WEBSTER. Mr. Webster, the Company's Chief Executive Officer, is employed pursuant to an employment agreement dated April 1, 1993, which expires on

March 31, 1996. Pursuant to that employment agreement, Mr. Webster receives an annual salary of $202,000. The Compensation Committee approved a $100,000 bonus for Mr. Webster for calendar 1994. The bonus was based on attainment of 1994 budget objectives for revenues and earnings, progress toward long-term strategic goals and the development and retention of a qualified management team. Mr. Webster did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for 1994.

                                          By the Compensation Committee

                                          Phillip Wm. Fisher
                                          Wesley W. Lang, Jr.
                                          David W. Wright

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the NASDAQ Stock Market Composite Index, and (iii) the cumulative total return on NASDAQ stocks within SIC codes 3070-3079 (plastic products) and 3710-3719 (motor vehicles and equipment) (assuming dividend reinvestment; weighted based on market capitalization).

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                         AMONG DURAKON INDUSTRIES, INC.
                  NASDAQ MARKET AVERAGE AND NASDAQ PEER GROUP

                                  DURAKON IN-
      MEASUREMENT PERIOD           DUSTRIES,     NASDAQ MARKET    NASDAQ PEER
    (FISCAL YEAR COVERED)            INC.           AVERAGE          GROUP
12/29/89                                 100.0           100.0           100.0
12/31/90                                  34.6            84.9            74.1
12/31/91                                  60.6           136.3           102.5
12/31/92                                 200.0           158.6           140.0
12/31/93                                 267.3           180.9           179.4
12/30/94                                 265.4           176.9           164.6

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In August 1991, the Company entered into a consulting agreement with Coldwater Corporation, a Michigan corporation, of which Robert M. Teeter is President and sole shareholder. That agreement has been renewed annually. Pursuant to such agreement, Coldwater Corporation receives an annual fee of $50,000. Such fee is in lieu of, and not in addition to, director's fees to which Mr. Teeter would otherwise be entitled.

                                    AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP to serve as the Company's independent auditors for fiscal 1995. Coopers & Lybrand LLP has served in such capacity since 1991. Representatives from Coopers & Lybrand LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1996 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under the applicable rules of the SEC must be received by the Company no later than December 16, 1995. Such proposals should be addressed to the Secretary at the Company's corporate headquarters.

                                    GENERAL

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          THOMAS A. GALAS
                                          Secretary

Lapeer, Michigan
April 14, 1995

                           DURAKON INDUSTRIES, INC.

    The undersigned hereby appoints Phillip Wm. Fisher and William Webster, or either of them, as his, her or its proxies and attorneys-in-fact to vote at Durakon Industries, Inc.'s Annual Meeting of Shareholders on
    May 16, 1995 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and the Proxy Statement, receipt of which is acknowledged.



                        (To be Signed on Reverse Side)


                                                                     SEE REVERSE
                                                                         SIDE

- -------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES AS
    IN THIS EXAMPLE

                                                       NOMINEES:  Phillip Wm. Fisher,
                                       FOR    WITHHOLD            Richard J. Jacob,
1.) Election of                                                   Wesley W. Lang Jr.,
    Directors                         / /       / /               Robert M. Teether,
                                                                  William Webster,
For, except vote withheld from the following nominee(s):          David W. Wright

_______________________________________________________






SIGNATURE(S) ______________________________________ DATE _________________          The proxies will vote your shares in accordance
                                                                                    with your directions on this card and in their
NOTE: Please sign exactly as name appears hereon. When shares asre held by          discretion with respect to any other matters
joint tenants, both should signing as attorney, executor, administrator, trustee    which may properly come before the meeting. If
or guardian, please give full title as such. If a corporation, please sign in       you do not indicate your choice on this card,
full corporate name by president or other authorized officer. If a partnership,     the proxies will vote your shares FOR the
please sign in partnership name by authorized person.                               nominees for director set forth.
